SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

AMERIGROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

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April 12, 2004

Dear Stockholder:

      You are cordially invited to attend AMERIGROUP Corporation’s annual meeting of stockholders, which will be held on May 12, 2004 at 10:00 a.m., Eastern time, in the Hampton Roads Room at the Norfolk Waterside Marriott Hotel, located at 235 East Main Street, Norfolk, Virginia 23510. After the formal business session, there will be a report on the state of the Company and a brief question and answer session.

      The attached notice and proxy statement describe the items of business to be transacted at the annual meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the annual meeting. Please follow the instructions on the enclosed proxy card.

      Remember, you can always vote in person at the annual meeting, even if you have voted by proxy, if you are a stockholder of record or have a legal proxy from a stockholder of record. Thank you for your interest in our Company.

Sincerely,

AMERIGROUP CORPORATION

JEFFREY L. MCWATERS
Chairman and Chief Executive Officer

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL #1:
Option Grants in Last Fiscal Year(1)
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year -- End Option Values(1)
Comparisons of Total Stockholder Returns
PROPOSAL #2:
OTHER MATTERS

4425 Corporation Lane
Virginia Beach, VA 23462

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 12, 2004

       The annual meeting of stockholders of AMERIGROUP Corporation will be held in the Hampton Roads Room at the Norfolk Waterside Marriott Hotel, located at 235 East Main Street, Norfolk, Virginia 23510 on Wednesday, May 12, 2004 at 10:00 a.m., Eastern time. Doors to the meeting will open at 9:30 a.m. The annual meeting will be held for the following purposes:

1. To elect two Directors to the Board of Directors for three-year terms ending in 2007;

2. To ratify the appointment by the Board of Directors of KPMG LLP as our independent auditors for the year ending December 31, 2004; and

3. To transact such other business that may properly be brought before the meeting or any adjournment or postponement thereof.

      Notice of the annual meeting has been sent to all holders of record of AMERIGROUP Corporation’s common stock at the close of business on March 29, 2004. All holders of record as of March 29, 2004 will be entitled to attend and vote at the meeting.

      A copy of our 2003 Annual Report is being mailed together with this proxy material. Any stockholder who desires additional copies may obtain one without charge by sending a request to the Company, c/o Investor Relations, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

By Order of the Board of Directors,

STANLEY F. BALDWIN
Executive Vice President,
General Counsel and Secretary

Virginia Beach, Virginia

April 12, 2004

ANNUAL MEETING OF STOCKHOLDERS
May 12, 2004

PROXY STATEMENT

GENERAL INFORMATION

      This proxy statement has been sent to you to solicit your vote at the annual meeting of stockholders of AMERIGROUP Corporation to be held in the Hampton Roads Room of the Norfolk Waterside Marriott Hotel, located at 235 East Main Street, Norfolk, Virginia 23510 on Wednesday, May 12, 2004 at 10:00 a.m., Eastern time, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. Our Board of Directors is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date and return it immediately. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expense and delay. References in this proxy statement to “the Company,” “we,” “us” and “our” refer to AMERIGROUP Corporation.

      Notice of the annual meeting has been sent to all stockholders of record of our common stock who held such shares of stock at the close of business on March 29, 2004. You may vote your shares if you were a stockholder of record of our common stock on that date. Each share is entitled to one vote at the meeting. At the close of business on March 29, 2004, there were 24,724,964 outstanding shares of our common stock, par value $0.01 per share. The presence, in person or by properly executed proxy, of the holders of a majority of the shares outstanding is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast, and the two nominees who receive the greatest number of votes cast for election of Directors at the annual meeting will be elected. The ratification by stockholders of appointment of the Company’s auditors requires the affirmative vote of the holders of a majority of all shares present and entitled to vote.

      Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. In the election of Directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes will be disregarded and have no effect on the outcome of the vote.

      This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about April 12, 2004.

      All holders of record of our common stock as of the close of business on March 29, 2004 will be entitled to attend and vote at the meeting. You may vote your shares either by proxy or in person, as follows:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it by mail in the postage paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

•	FOR all of the nominees for Director;

•	FOR ratification of the appointment of KPMG LLP as our independent auditors to serve for the 2004 fiscal year;

•	At the discretion of your proxies, on any other matters that may be properly brought before the annual meeting, and

•	In Person: You may attend the annual meeting and vote in person.

      You may revoke your proxy before it is voted at the meeting by either filing a written notice of revocation dated after the proxy date with American Stock Transfer & Trust Company in its capacity as our transfer agent or by sending to American Stock Transfer & Trust Company a later-dated proxy for the same shares of common stock. You may also revoke your proxy by attending the annual meeting and voting in person at the annual meeting. The mailing address for American Stock Transfer & Trust Company is 5559 Maiden Lane, New York, NY 10038.

      If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, please sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company, at 212-936-5100 or 800-937-5449.

      All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Such solicitation will be made by mail and may also be made by Directors, officers and employees of the Company personally or by telephone, facsimile or other electronic means, without additional compensation. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their reasonable expenses for sending material to principals and obtaining their proxies.

CORPORATE GOVERNANCE

      AMERIGROUP Corporation maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including AMERIGROUP’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and charters for the committees of the Board of Directors. The corporate governance page can be found at www.amerigroupcorp.com, by clicking on “Investors,” and then clicking on “Corporate Governance.”

      The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	The Board of Directors has adopted corporate governance principles;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “Nominating/ Governance Committee”) are independent under the New York Stock Exchange listing standards;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	The Company has a clear code of conduct and ethics that is administered by its Compliance Officer and is posted on its intranet site and corporate website;

•	The charter of each of the Board committees clearly establish their respective roles and responsibilities;

•	The Company has a Compliance Officer as well as an anonymous hotline available to all employees by telephone or e-mail, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

•	The Company has adopted a code of ethics that applies to its executive officers and finance executives;

•	The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls and reports directly to the Audit Committee; and

•	The Company has a procedure by which stockholders can communicate directly with members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of February 29, 2004, by (i) each named executive officer listed in the Summary Compensation Table, (ii) each of our Directors, (iii) all Directors and executive officers as a group, and (iv) stockholders holding 5% or more of our outstanding common stock based on information previously provided to the Company by the beneficial owner.

      Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of vested stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 24,590,002 shares outstanding as of February 29, 2004.

	Number of
Name	Shares	Percent

Jeffrey L. McWaters(1)(2)	559,027	2.2%

William J. McBride(1)(3)	50,000	*

Carlos A. Ferrer(4)	107,844	*

Uwe E. Reinhardt, Ph.D.(5)	40,000	*

Richard D. Shirk(1)(6)	42,000	*

Jeffrey B. Child(1)	—	*

Thos. E. Capps(7)	—	*

Wasatch Advisors, Inc.(8)	2,524,400	10.3%

Baron Capital Group(9)	2,508,150	10.2%

FMR Corp.(10)	2,431,831	9.9%

Friess Associates LLC(11)	1,237,000	5.0%

James G. Carlson(1)(3)	15,625	*

Lorenzo Childress, Jr., M.D.(1)(3)	101,625	*

Stanley F. Baldwin(1)(12)	39,417	*

Theodore M. Wille, Jr.(13)	76,962	*

Scott M. Tabakin(14)	2,350	*

All executive officers and Directors as a group (19 persons)	1,211,051	4.7%

*	Represents beneficial ownership of less than one percent

(1)	The address for this person is c/o AMERIGROUP Corporation, 4425 Corporation Lane, Suite 300, Virginia Beach, VA 23462.

(2)	Includes options to purchase 483,707 shares of common stock.

(3)	Includes options only.

(4)	Mr. Ferrer’s address is c/o Ferrer Freeman & Company, LLC, The Mill, 10 Glenville Street, Greenwich, CT 06831.

(5)	Includes options only. Dr. Reinhardt’s address is 351 Wallace Hall, Princeton University, Princeton, NJ 08554.

(6)	Includes options to purchase 40,000 shares of common stock.

(7)	Mr. Capps’ address is c/o Dominion Resources, Inc., 100 Tredegar Street, Richmond, VA 23219.

(8)	Represents shares of common stock owned by Wasatch Advisors, Inc. (“Wasatch”) as of February 29, 2004, as derived solely from information reported in a Schedule 13G/ A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on March 11, 2004. The principal business address for Wasatch is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(9)	Represents shares of common stock owned by Baron Capital Group (“Baron”) as of December 31, 2003, as derived solely from information reported in a Schedule 13G/ A under the Exchange Act, filed with the SEC on February 13, 2004. The principal business address for Baron is 767 Fifth Avenue, New York, NY 10153.

(10)	Represents shares of common stock owned by FMR Corp. (“FMR”) as of December 31, 2003, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 17, 2004. The principal business address for FMR is 82 Devonshire Street, Boston, MA 02109.

(11)	Represents shares of common stock owned by Friess Associates LLC (“Friess”) as of December 31, 2003, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 11, 2004. The principal business address for Friess is 115 E. Snow King, Jackson, WY 83001.

(12)	Includes options to purchase 34,717 shares of common stock.

(13)	Includes options to purchase 26,718 shares of common stock. Mr. Wille retired from the Company effective January 1, 2004.

(14)	Mr. Tabakin resigned from the Company effective October 1, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no other filings were required for those persons, we believe that all the Section 16(a) filing requirements applicable to our executive officers, Directors and greater than ten percent stockholders were complied with for year 2003, except for the following: (i) Mr. William J. McBride and Mr. Carlos A. Ferrer, members of the Board of Directors, each did not timely report on Form 4 the grant of options to purchase 40,000 shares of common stock, which were granted in connection with their re-election to our Board of Directors; (ii) upon becoming an executive officer, Mr. Leon A. Root, Jr., Chief Information Officer, did not timely report on Form 4 options to purchase 19,438 shares of common stock that were granted to him prior to becoming an executive officer; (iii) Mr. James G. Carlson, President, did not timely report on Form 4 options to purchase 300,000 shares of common stock granted to him on May 13, 2003; (iv) Dr. Lorenzo Childress, Jr., Chief Medical Officer, did not timely report on Form 4 the sale of 19,000 shares of common stock; and (v) the McWaters Family Limited Partnership did not timely report on Form 4 the sale of 18,500 shares of common stock.

PROPOSAL #1:

ELECTION OF DIRECTORS

      The Company’s Board of Directors currently has seven members, only one of whom, Mr. McWaters, the Chairman of the Board and Chief Executive Officer, is an employee of the Company.

      The Company’s Amended and Restated Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year at the annual meeting. Each class of Directors is elected for a term of three years, except in the case of elections to fill vacancies or newly appointed Directorships.

      Two Directors will be elected at the annual meeting to serve until the annual meeting of stockholders in 2007 and until the election and qualification of their successors, or their earlier death, resignation or removal. Unless otherwise indicated on any proxy, the Board of Directors intends to vote the shares represented by proxies received by the Board for each of the nominees, whose biographical information appears in the section immediately following. Each of the nominees is now serving as a Director of the Company. Both nominees have consented to serve if elected. However, if at the time of the meeting any nominee is unable or unwilling to serve, the proxies will be voted for such other person as the Board of Directors may designate.

Vote Required

      Directors will be elected by a plurality of the votes cast. The Board of Directors unanimously recommends that you vote FOR the election to the Board of Directors of each of the two nominees identified below.

Nominees For Director
(Terms to expire in 2007)

Jeffrey L. McWaters	Mr. McWaters, age 47, has been our Chairman of the Board of Directors and Chief Executive Officer since he founded our Company in December 1994. From 1991 to 1994, Mr. McWaters served as President and Chief Executive Officer of Options Mental Health, a national managed behavioral health care company and prior to that in various senior-operating positions with EQUICOR — Equitable HCA Corporation and CIGNA HealthCare. Mr. McWaters is Vice Rector of the Board of Visitors of the College of William and Mary, a Director of the American Association of Health Plans and a member of the New York Stock Exchange Listed Companies Advisory Board.

Uwe E. Reinhardt, Ph.D.	Dr. Reinhardt, age 66, has been one of our Directors since 2002. He is the James Madison Professor of Political Economy and Public Affairs of Princeton University, a Trustee of Duke University and of its Duke University Health System, a Trustee of the H&Q Healthcare Investors and H&Q Life Sciences Investors, and a member of the Editorial Board of the Journal of the American Medical Association, Health Affairs and several other journals. Dr. Reinhardt serves on the Board of Boston Scientific Corporation and Triad Hospitals, Inc. He is a Commissioner on the Henry J. Kaiser Family Foundation’s Commission on Medicaid and the Uninsured. Until 2002, he had served for five years on the Center for Health Care Strategies, a non-profit think tank focused on improving managed-care techniques for the Medicaid and SCHIP populations.

Directors Continuing in Office

Richard D. Shirk	Mr. Shirk, age 58, has been one of our Directors since 2002. Mr. Shirk has been retired since April 2002. Prior to that, Mr. Shirk served as Chairman, Chief Executive Officer and President of the holding company, Cerulean Companies, and was President and Chief Executive Officer of Blue Cross and Blue Shield of Georgia. He has also held senior executive positions with Cigna Healthcare, EQUICOR — Equitable HCA Corporation and The Equitable. In addition, Mr. Shirk serves on the Board of Directors of the SSgA funds, the Healthcare Georgia Foundation and privately held companies. His term as Director expires in 2005.

Jeffrey B. Child	Mr. Child, age 44, was elected to the Board of Directors on November 5, 2003. Mr. Child has been retired since June 11, 2003. For the five years prior to that, Mr. Child served as a managing Director, U.S. equity capital markets at Banc of America Securities LLC, where he was responsible for its public equity underwriting business in the United States. Prior to that, he served as managing Director of the firm’s health care group. In that position, he managed business solicitation, structuring and execution activities for the sector. He also co-chaired Banc of America Securities’ Equity Commitment Committee. His term as Director expires in 2005.

Carlos A. Ferrer	Mr. Ferrer, age 50, has been one of our Directors since 1996. Mr. Ferrer is a General Partner of Ferrer Freeman & Company, LLC, a private equity firm founded in 1995 that manages funds dedicated to investing in the health care industry. His term as Director expires in 2006.

William J. McBride	Mr. McBride, age 59, has been one of our Directors since 1995. Mr. McBride has been retired since 1995. Prior to that, Mr. McBride was President, Chief Operating Officer and a Director of Value Health, Inc. and President and Chief Executive Officer of CIGNA Healthplans, Inc. Mr. McBride also serves on the Board of Directors of VistaCare, Inc., Magellan Health Services, Inc. and a number of privately held companies. His term as Director expires in 2006.

Thos. E. Capps	Mr. Capps, age 68, was elected to the Board of Directors on April 5, 2004. Mr. Capps is Chairman and Chief Executive Officer of Dominion Resources, Inc. He is Chairman and a Director of Virginia Electric and Power Company and Consolidated Natural Gas Company, both wholly owned subsidiaries of Dominion Resources, Inc. His term as Director expires in 2006.

Information About the Board of Directors and its Committees

      The Board of Directors met eight times in 2003. There were four Regular Board Meetings and four Special Board Meetings. No incumbent Director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a Director in 2003. Directors are encouraged to attend the annual meeting of stockholders and an in-person meeting of the Board is scheduled in conjunction with the annual meeting. All but one of the Directors attended the last annual meeting of stockholders.

      The Board has determined that each of the current Directors, except the Chairman and Chief Executive Officer, Mr. McWaters, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the New York Stock Exchange’s Director independence standards.

      The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board, the non-management Directors as a group or any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual Directors or any group or committee of Directors, correspondence should be addressed to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of Directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed. Members of the Board may be contacted electronically by sending an e-mail to corpbod@amerigroupcorp.com. The e-mail should indicate whether it is directed to the Board as a whole or to a specific Director or Committee chair.

      The non-management Directors meet in executive sessions periodically. Executive sessions are currently scheduled to be held on the day prior to each of the four in-person meetings of the Board. At the first executive session of the year, the non-management Directors select a Director to preside at all executive sessions to be held that year. On February 11, 2004, the non-management Directors selected Carlos A. Ferrer to preside at all executive sessions to be held in 2004.

      The Board is responsible for selecting the nominees for election to the Board. It is the responsibility of the Nominating/ Governance Committee to develop selection criteria for Board membership and to review and consider prospective Board candidates.

      The Nominating/Governance Committee will consider Director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/ Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/ Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Nominating/ Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recently held annual meeting of stockholders.

Committees of the Board

      The Board of Directors has three standing committees: Nominating/ Governance Committee, the Audit Committee, and the Compensation Committee. Each committee is governed by a charter, a current copy of which is available on our corporate website at www.amerigroupcorp.com under the headings “Investors/ Corporate Governance/ Committee Charters.” A copy of each charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at AMERIGROUP Corporation 4425 Corporation Lane, Virginia Beach, VA 23462.

Nominating/Governance Committee

      The Company has a Nominating/Governance Committee. The members of the Nominating/ Governance Committee are Carlos A. Ferrer, Richard D. Shirk, Uwe E. Reinhardt, Ph.D., and Jeffrey B. Child, with Mr. Ferrer serving as the Chairperson, each of whom is an independent Director under the New York Stock Exchange listing standards. The Nominating/ Governance Committee met once during 2003.

      The functions of the Nominating/ Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as Directors of the Company;

•	recommending to the Board Directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition, procedures and committees;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board and the Company’s management.

      The Nominating/ Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/ Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating/ Governance Committee also seeks to have the Board represent a diversity of backgrounds, experience and skills.

      The Nominating/ Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Committee if they are aware of persons, meeting the criteria described above, who might be available to serve on the Board. The Nominating/ Governance Committee also, from time to time, may engage firms that specialize in identifying Director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

      Once a person has been identified by the Nominating/ Governance Committee as a potential candidate, the Committee collects and reviews available information regarding the person to assess whether the person should be considered further. If the Nominating/ Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/ Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

The Audit Committee

      The members of the Audit Committee are William J. McBride, Richard D. Shirk and Jeffrey B. Child, with Mr. McBride serving as the Chairperson, each of whom is an independent Director under the New York Stock Exchange listing standards. Carlos A. Ferrer served as a member of the Audit Committee through its meeting on February 11, 2004. Mr. Ferrer resigned from the Audit Committee on February 12, 2004 at which time Mr. Child was elected to replace him. Based on his business experience previously described on page 7 of this proxy statement, the Board of Directors has determined that Mr. McBride is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the 1933 Securities Act. The Audit Committee met seven times in 2003.

      The Audit Committee is responsible for reviewing the financial information which will be provided to stockholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of independent auditors, and AMERIGROUP Corporation’s audit and financial reporting processes.

      The Audit Committee approves the scope of audits and other services to be performed by the Company’s independent and internal auditors; considers whether the performance of any professional service by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors, reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; and reviews interim audited financial statements each quarter before the Company files its annual report on Form 10-K and quarterly reports on Form 10-Q with the SEC.

The Audit Committee Report

      The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

      At its meeting on February 11, 2004, the Audit Committee discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee considered whether the provision of non-financial audit services was compatible with KPMG LLP’s independence in performing audit services.

      Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9th, 2004.

Members of the Audit Committee:

William J. McBride (Chairperson)
Carlos A. Ferrer
Richard D. Shirk

The Compensation Committee

      The members of the Compensation Committee are Richard D. Shirk, William J. McBride and Uwe E. Reinhardt, Ph.D., with Mr. Shirk serving as the Chairperson, each of whom is an independent Director under the New York Stock Exchange listing standards. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee. This Committee met seven times in 2003.

      The Compensation Committee considers management proposals relating to compensation, reviews and makes recommendations to the Board of Directors with respect to compensation and benefit issues, and administers the terms of performance-based compensation of the key officers of the Company including the Named Executive Officers listed in the Summary Compensation Table within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee utilizes independent compensation consultants to provide expert advice regarding executive compensation, including new trends and compensation proposals presented by management.

Compensation of Directors

      Directors who are officers or employees of the Company receive no compensation for service as a member of the Board of Directors. Directors who are not officers or employees of the Company receive a quarterly retainer of $5,000 and $2,500 for each Regular Board meeting they attend in person. Directors are not compensated for participating in Special or Regular Board meetings by conference call, unless an exception is granted by the Chairman of the Board of Directors. Each Committee Chairman receives an additional retainer of $1,000 per quarter. Directors receive $500 for each Committee meeting they attend in person which is held on the same day as a Board meeting. Directors receive $1,000 for each Committee meeting they attend in person which is held on a day other than the same day as a Regular Board meeting. Directors receive $500 for participating in Committee meetings via conference call.

      In July 2003, the Company granted to each of Carlos A. Ferrer and William J. McBride options to purchase 40,000 shares of the Company’s common stock under our 2003 Equity Incentive Plan at an exercise price of $42.49 per share. On May 13, 2003, both were re-elected to serve three-year terms that expire in 2006. For each of Mr. Ferrer and Mr. McBride, options covering 13,334 of such shares will vest on July 30, 2004. Options to purchase the remaining 26,666 shares for each of Mr. Ferrer and Mr. McBride vest at a rate of 8.3% percent per quarter thereafter, and the options will thus become fully vested on July 30, 2006. In November 2003, the Company granted Jeffrey B. Child an option to purchase 40,000 shares under our 2003 Equity Incentive Plan at an exercise price of $40.98 per share upon Mr. Child’s election to the Board of Directors. Options covering 13,334 of such shares will vest on November 5, 2004. Options to purchase the remaining 26,666 shares vest at a rate of 8.3% per quarter thereafter, and the options will thus become fully vested on November 5, 2006.

Executive Officer Compensation

      The table below sets forth a summary of the compensation the Company paid for the last three fiscal years to the Chief Executive Officer and to the four additional most highly compensated persons serving as executive officers (collectively with the Chief Executive Officer, the “Named Executive Officers”) at the end of the last fiscal year.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Securities

				Other Annual		Underlying	All Other
		Salary	Bonus	Compensation		Options	Compensation
Name and Principal Position	Year	($)	($)(3)	($)		(#)	($)(7)

Jeffrey L. McWaters	2003	612,462	1,225,181	—		100,000	852
Chairman and Chief	2002	560,083	1,350,000	—		100,000	1,000
Executive Officer	2001	437,419	950,000	3,952	(4)	50,000	4,195

James G. Carlson	2003	301,442	416,667	6,128	(5)	300,000	500
President and Chief	2002	—	—	—		—	—
Operating Officer	2001	—	—	—		—	—

Lorenzo Childress, Jr., M.D.	2003	321,134	355,266	—		45,000	856
Executive Vice President,	2002	306,901	250,000	—		20,000	1,295
Chief Medical Officer	2001	283,041	400,000	—		17,500	1,000

Stanley F. Baldwin	2003	259,684	208,080	—		18,000	752
Executive Vice President,	2002	250,523	190,000	—		24,000	1,214
General Counsel and Secretary	2001	237,513	328,000	—		10,000	1,000

Theodore M. Wille, Jr.(1)	2003	344,658	225,000	—		57,000	529,230
Former Executive Vice President,	2002	291,530	235,000	—		21,000	1,272
Operations	2001	281,031	410,000	—		10,000	1,000

Scott M. Tabakin(2)	2003	286,387	200,000	—		45,000	129
Former Executive Vice President,	2002	321,923	250,000	—		52,500	141
Chief Financial Officer	2001	177,692	410,000	126,960	(6)	100,000	—

(1)	Mr. Wille retired from the Company effective January 1, 2004. Pursuant to his retirement agreement, Mr. Wille received a severance payment of $528,417, as well as a $500 match under the Company’s 401(k) plan and life insurance premiums of $313 for 2003.

(2)	Mr. Tabakin resigned from the Company effective October 1, 2003 and was paid a bonus of $200,000 and a life insurance premium of $129.

(3)	For 2003, the bonus figure includes amounts earned for 2003 but which will not be paid until 2006 (provided the executive remains employed). These deferred amounts are $298,181 for Mr. McWaters, $116,667 for Mr. Carlson, $80,266 for Dr. Childress, and $38,080 for Mr. Baldwin. A portion of each of these amounts ($148,181 for Mr. McWaters, $66,667 for Mr. Carlson, $60,266 for Dr. Childress and $18,080 for Mr. Baldwin) are attributable to the long-term cash incentive component of the Chairman’s Bonus Plan that is more fully described below as part of the Compensation Committee’s report on executive compensation. The remaining amounts ($150,000 for Mr. McWaters, $50,000 for Mr. Carlson, $20,000 for Dr. Childress and $20,000 for Mr. Baldwin) were granted as enhancements to their long-term cash incentive targets.

(4)	Compensation for payment of taxes.

(5)	Compensation of $4,155 for relocation and $1,973 for payment of taxes.

(6)	Compensation of $69,637 for relocation and $57,323 for payment of taxes.

(7)	For 2003, compensation for corporate matching funds for the Company’s 401(k) retirement plan of $500 each for Mr. McWaters, Mr. Carlson, Dr. Childress and Mr. Baldwin. The remainder is for life insurance premiums.

      The following table sets forth information concerning individual grants of stock options made during 2003 to the Named Executive Officers.

Option Grants in Last Fiscal Year(1)

					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term (5)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%($)	10%($)

Jeffrey L. McWaters(2)	100,000	8.8%	$26.78	02/09/13	1,684,180	4,268,042

James G. Carlson(3)	300,000	26.5%	$31.26	05/12/13	5,897,774	14,946,117

Lorenzo Childress, Jr., M.D.(2)	45,000	4.0%	$26.78	02/09/13	757,881	1,920,619

Stanley F. Baldwin(2)	18,000	1.6%	$26.78	02/09/13	303,152	768,248

Theodore M. Wille, Jr.(2)	27,000	2.4%	$26.78	02/09/13	454,729	1,152,371

Theodore M. Wille, Jr.(4)	30,000	2.6%	$43.35	12/30/13	817,877	2,072,662

Scott M. Tabakin(2)	45,000	4.0%	$26.78	02/09/13	757,881	1,920,619

(1)	No stock appreciation rights are held by the Named Executive Officers.

(2)	The options were granted on February 10, 2003. Options covering 40% of the shares were vested on the date of grant. Another 5% vested on April 1, 2003, and the remaining options vest in 5% increments each quarter thereafter.

(3)	The options were granted on May 13, 2003. One hundred thousand (100,000) of the options will vest on May 13, 2004. The remaining options will vest at rate of twenty-five thousand (25,000) per quarter thereafter and become fully (100%) vested on May 13, 2006.

(4)	The options were granted on December 31, 2003. Seventy-five hundred (7,500) vested on the grant date. The remaining options were cancelled on January 2, 2004, when Mr. Wille ceased to be an employee of the Company.

(5)	Calculated based on the fair market value at the date of grant, which is equal to the exercise price. The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of our common stock.

      The following table sets forth information concerning the exercise of stock options during 2003 by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year — End Option Values(1)

			Number of Securities		Value of In-the-Money
	Number of		Underlying Unexercised		Options at Fiscal Year-End
	Shares	Value	Options at Fiscal Year-End		($)(3)
	Acquired	Realized
Name	on Exercise	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey L. McWaters	—	—	462,458	137,500	15,379,701	2,990,525

James G. Carlson	—	—	—	300,000	—	3,417,000

Lorenzo Childress, Jr., M.D.	19,004	764,359	81,875	36,625	2,196,539	746,886

Stanley F. Baldwin	21,218	408,165	25,632	22,900	762,884	485,467

Theodore M. Wille, Jr.	57,150	1,103,920	31,500	48,100	492,530	499,501

Scott M. Tabakin	58,625	1,174,816	—	—	—	—

(1)	No stock appreciation rights are held by the Named Executive Officers.

(2)	This amount represents the aggregate market value of our common stock underlying each option at the time it was exercised less the aggregate exercise price of the option.

(3)	Value was calculated using a fair market value of $42.65 per share, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2003.

Long-Term Incentive Plans-Awards in Last Fiscal Year(1)

		Performance or	Estimated Future Payouts under Non-Stock
	Number of Shares,	Other Period Until	Price-Based Plans
	Units or Other	Maturation or
Name	Rights(#)	Payout	Threshold($)	Target($)	Maximum($)

Jeffrey L. McWaters	—	2 years	148,181	—	296,362

James G. Carlson	—	2 years	66,667	—	133,334

Lorenzo Childress, Jr., M.D.	—	2 years	60,266	—	120,532

Stanley F. Baldwin	—	2 years	18,080	—	36,160

(1)	These awards were made pursuant to the long-term cash incentive component of the Chairman’s Bonus Plan that is more fully described below as part of the Compensation Committee’s report on executive compensation. For the three-year award cycle beginning in 2003, each participant was assigned a potential award amount based upon attainment of individual major job objectives during 2003, and each participant attained those objectives. Payment of one-third of the total potential award is contingent upon the Company’s attainment of financial goals for each of the respective three years in the award cycle, but in any event no award will be paid to a participant unless the participant remains employed by the Company in good standing when the awards are paid in 2006. The Company attained its financial goals for 2003 and, accordingly, because the portion of the award attributable to 2003 has thus been “earned,” it is reported as an annual bonus in the Summary Compensation Table on page 12. Payment of the remaining two-thirds of the award is further contingent upon the Company’s attainment of its financial goals for 2004 and 2005, respectively, and thus those portions of the awards are reported here as long-term incentive compensation (as the “threshold” amount in the case that the Company meets its financial goals for one of the two years and as the “maximum” amount in the case that the Company meets its financial goals in both years).

Agreements With Named Executive Officers

      Jeffrey L. McWaters. The Company employs Mr. McWaters as its Chief Executive Officer and he serves as Chairman of the Board of Directors pursuant to an Amended and Restated Employment Agreement dated October 2, 2000 (the “Agreement”). The Agreement had an initial term of three years, commencing on October 28, 1999, and continues from year to year thereafter, unless earlier terminated as provided in the Agreement. Pursuant to the Agreement, as long as Mr. McWaters is employed with the Company, the Board of Directors agrees to employ Mr. McWaters as Chief Executive Officer and nominate him as a Director and Chairman of the Board of Directors. The Agreement relates primarily to termination provisions and provides the following:

•	Mr. McWaters may terminate his employment on 30 days’ written notice to us, and if termination is at his option (other than on account of “Changed Circumstances” as described below), he is not entitled to severance benefits.

•	The Company may terminate Mr. McWaters for cause upon 30 days’ written notice, in which event Mr. McWaters would not be entitled to severance benefits.

•	If the Company terminates Mr. McWaters without cause or if Mr. McWaters terminates his employment on account of Changed Circumstances, Mr. McWaters would be entitled to (i) 24 months of severance payments based on his then current base salary, (ii) a lump sum payment equal to two times the average annual bonus paid to him in the immediately preceding three years, and (iii) medical and other health insurance benefits for 24 months. “Changed Circumstances” for purposes of the Agreement means a significant reduction in Mr. McWaters’ responsibilities, including without limitation the hiring of another executive to whom Mr. McWaters is required to report.

•	If Mr. McWaters terminates his employment on account of Changed Circumstances after a change in control, or if the Company terminates his employment without cause during the 16-month period beginning four months before a change of control, Mr. McWaters would be entitled to be paid an amount equal to (i) two times his then current gross annual base salary plus (ii) two times the average annual bonus paid to him in the immediately preceding three years, reduced as necessary to avoid characterization as a “parachute payment” within the meaning of Section 280G of the Code. Payment would be made, at Mr. McWaters’ election, either in a lump sum or in up to 24 monthly installments. In addition, Mr. McWaters would be entitled to continued medical and other health insurance benefits for so long as any installment payments are being made.

      Change of control for these purposes includes: (1) the acquisition by a person or group of 20% or more of the voting power of our outstanding securities, (2) either a majority of the Directors nominated at an annual meeting of stockholders being nominated by other than “incumbent Directors” (i.e., the Directors on October 2, 2000 and any Directors subsequently nominated by at least 2/3 of the then incumbent Directors) or the incumbent Directors ceasing to constitute a majority of the Directors, (3) stockholder approval of (A) a merger or other business combination where our outstanding stock immediately prior to such transaction does not continue to represent more than 50% of the surviving entity, (B) a complete liquidation of the Company, or (C) a sale of substantially all of the Company’s assets, or (4) any other event that the Board of Directors determines to affect the control of the Company.

      The Agreement further:

•	provides for a base annual salary of not less than $425,000, subject to adjustment from time to time (and currently set at $636,540) by the Board of Directors, plus a discretionary bonus of up to 150% of base salary as in effect from time to time,

•	contains a non-compete clause that provides that, for 24 months following termination, Mr. McWaters may not (1) engage in any business activity related to Medicaid managed health care in the markets in which we operate, or (2) solicit, interfere with, influence or endeavor to entice any employee, customer or any independent contractor of the Company, or any organization that is considered a prospect of the

Company by virtue of having established contact with the Company for the purpose of doing business, and

•	provides for indemnification of Mr. McWaters in his capacity as a Director or officer of the Company.

Report of the Compensation Committee

Compensation Philosophy

      The Company’s executive compensation program is designed to allow the Company to be competitive in the marketplace with respect to attracting, retaining and motivating executive officers. The key components of the Company’s executive compensation program are base salary, annual incentive compensation, long-term incentive compensation and equity compensation in the form of stock option grants. The Company’s marketplace for executive talent is viewed to be companies generally engaged in the health care and insurance industries (including some, but not all, of the companies that are included in the peer group indices in the “Performance Graph” on page 19) as well as firms in general industries of similar size and scope. The current program emphasizes pay-for-performance elements, such as annual cash incentives and stock option grants. While compensation surveys and other externally available pay information are used to understand the relevant labor markets and as guidelines for reasonableness, corporate, health plan and personal performance are the most important determinants in developing individual total compensation targets.

Base Salary Compensation

      Base salary compensation for executive officers is determined by an assessment of all of the following:

•	overall Company performance (financial and non-financial),

•	executive officer performance, experience and responsibilities, and

•	applicable market pay information.

      The Compensation Committee believes that current base salaries for all Named Executive Officers are at or below median market levels, which is consistent with the Company’s philosophy of rewarding performance through incentive compensation.

The Chairman’s Bonus Plan

      The Chairman’s Bonus Plan (the “Bonus Plan”) is an incentive plan designed to reward the Company’s management, including its Chief Executive Officer and its other executive officers, for the attainment of corporate performance goals and individual major job objectives (“MJOs”). The Bonus Plan has three components: an annual incentive cash award, a long-term cash incentive award and equity-based compensation. All participants in the Bonus Plan are eligible for the annual cash award. Certain of the participants are eligible for the annual cash award and the equity-based compensation. Certain other participants are eligible for the annual cash award, the equity compensation and the long-term cash incentive award. The type and amount of the award targets under the Bonus Plan reflect the participant’s level of responsibility along with past performance and anticipated future contributions to the Company.

      The Company’s annual targets for each of the corporate performance goals, which the Company refers to as Strategic Initiatives, are determined based upon the current year’s requirements under the Company’s three-year Business Plan. The corporate performance goals have historically been total premium revenue, earnings per share and administrative and health benefit expense ratios. The annual Strategic Initiatives are reviewed and approved by the Compensation Committee.

      Participants under the Bonus Plan can receive an award only if both the Company’s Strategic Initiatives and their respective individual MJOs are met. The amount of each participant’s award is based upon the percentage of their MJOs attained. The Company’s Strategic Initiatives, as well as the individual’s MJOs, are developed to encourage responsible and profitable growth and the creation of stockholder value, while taking into consideration other non-financial goals such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans.

Cash Awards

      Both the annual and long-term components of the Bonus Plan are paid under the terms of our 2003 Cash Incentive Plan and are measured by the same performance criteria over the same one-year period. The annual award under the Bonus Plan is to reward participants for the accomplishment of their individual MJOs and is paid prior to the March 15th following the year for which it is paid.

      The long-term cash incentive award is designed to create deferred cash incentives to retain key executives. For the three-year award cycle beginning in 2003, each eligible participant was assigned a potential award amount based upon attainment of individual MJOs during 2003, and each participant has been evaluated against these objectives. Payment of each one-third installment of the total potential award is contingent upon the Company’s attainment of financials goals for each of the respective three years in the award cycle, but in any event no award will be paid to a participant unless the participant remains employed by the Company in good standing on the date the amount of the final installment is determined in 2006. The Company attained its financial goals for 2003 and, accordingly, the portion of the award attributable to 2003 has been “earned” and will be paid in 2006 (assuming continued employment in good standing). Payment of the remaining two-thirds of the award is further contingent upon the Company’s attainment of its financial goals for 2004 and 2005 respectively.

      The Company’s policy is to provide a target cash incentive award, both annual and long-term, that, when combined with base salary compensation, will represent median to 75% percentile of the total annual compensation levels in the applicable marketplace.

Stock Options

      The Company has used stock options as the primary means to reward executive officers and other key staff for long-term sustained performance and as a tool to retain, attract and motivate critical employees. The use of stock options, in the opinion of the Compensation Committee, provides a significant and critical link between the results achieved for the Company’s stockholders and the rewards of executive officers and other staff.

      Stock options typically have a 10-year term and vest over four years, commencing on the first day of the applicable bonus period. The bonus period runs concurrent with the calendar year. Accordingly, for options grants with respect to 2003, with a date of grant of February 11, 2004, the vesting effectively commenced January 1, 2003, so that the options were 25% vested as of the date of grant. Another 6.25% of the options vested on April 1, 2004, and the options will continue to vest at a rate of 6.25% per calendar quarter until fully vested.

Chief Executive Officer Compensation

      Pursuant to a contract entered into in 2000, Mr. Jeffrey L. McWaters, the Company’s Chairman and Chief Executive Officer, is entitled to receive an annual base salary of not less than $425,000, subject to adjustment from time to time by the Board of Directors. Effective April 7, 2003, his base salary was adjusted to $618,000. Based on applicable external information provided by our outside compensation consultant and verified by the Compensation Committee’s independent compensation consultant, this salary is at or below median levels of pay for his position in the market. Mr. McWaters also has an annual incentive target equal to 150% of his base salary. For the fiscal year 2003, based on an evaluation of Company performance against its Strategic Objectives, the Compensation Committee approved an award for Mr. McWaters of 150% of base salary, or $927,000. The Compensation Committee granted Mr. McWaters (i) an award under the long-term cash incentive plan of $444,543 of which $148,141 was earned in 2003 and payable in 2006, and (ii) a special award under the long-term cash incentive plan in the amount of $150,000 in recognition of his accomplishments and contributions to the Corporation payable in 2006.

      In year 2003, Mr. McWaters was granted options to purchase 100,000 shares of common stock at an exercise price of $26.78 per share. The options were granted under the 2000 Equity Incentive Plan in recognition of his performance in the year 2002.

Executive Compensation Tax Deductibility

      Section 162(m) of the Code, generally provides that compensation paid by a publicly held corporation to its chief executive officer and four other most highly compensated executive officers in excess of $1 million per year per executive will be deductible by the corporation only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Corporation. It is the Compensation Committee’s intended policy to maximize the effectiveness of the Company’s executive compensation programs while also taking into consideration the requirements of Section 162(m) of the Code. In that regard, the Compensation Committee intends to maintain flexibility to take actions which it deems to be in the best interests of the Company and its stockholders. Accordingly, although the Compensation Committee intends to preserve the deductibility of compensation to the extent consistent with its overall compensation policy, it reserves the authority to award non-deductible compensation as it deems appropriate.

Members of the Compensation Committee:

Richard D. Shirk (Chairperson)
William J. McBride
Uwe E. Reinhardt, Ph.D.

Performance Graph

      The following line graph compares the percentage performance change in the cumulative total stockholder return on the Company’s common stock against the cumulative total return of the Standard & Poor’s Corporation Composite 500 Index (the “S&P 500”) and a peer group index for the period from November 6, 2001 (the date of our initial public offering) to December 31, 2003. The graph assumes an initial investment of $100 in AMERIGROUP common stock and in each of the indices.

      The peer group index consists of WellPoint Health Networks (WLP), Health Net Inc. (HNT), Coventry Health Care Inc. (CVH), Centene Corporation (CNC) and United HealthCare (UNH). The Company is not included in the peer group index. In calculating the cumulative total stockholder return of the peer group index, the returns of each of the peer group companies have been weighted according to their relative stock market capitalizations at the beginning of each period for which a return is indicated.

Comparisons of Total Stockholder Returns

Certain Relationships and Related Transactions

Indemnification Agreements

      The Company has entered into an indemnification agreement with each of its officers and Directors. The indemnification agreement provides that the Director or officer will be indemnified to the fullest extent permitted by law for claims arising in such person’s capacity as a Director or officer. The agreement further provides that in the event of a change of control of the Company, the Company would seek legal advice from an approved special independent counsel selected by the officer or Director, who has not performed services for either party for 5 years, to determine the extent to which the officer or Director would be entitled to an indemnity under applicable law. Also, in the event of a change of control or a potential change of control the Company would, at the officer’s or Director’s request, establish a trust in an amount equal to all reasonable expenses anticipated in connection with investigating, preparing for and defending any claim. The Company believes that these agreements are necessary to attract and retain skilled management with experience relevant to our industry.

PROPOSAL #2:

APPOINTMENT OF INDEPENDENT AUDITORS

General

      Upon the recommendation of its Audit Committee, the Board of Directors has appointed KPMG LLP to serve as our independent auditors for 2004. KPMG LLP has been our auditors since 1994. We are asking our stockholders to ratify the Board of Directors’ appointment of KPMG LLP as our independent auditors for 2004.

      Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

      The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for ratification of the Board of Directors appointment of KPMG LLP as our independent auditors.

      The Board of Directors unanimously recommends a vote FOR such ratification.

Independent Public Accountants’ Fees

      The following is a summary of the fees billed to AMERIGROUP Corporation by KPMG LLP for professional services rendered for the audit of AMERIGROUP Corporation’s annual financial statements for 2003 and 2002 and for fees billed for other services rendered by KPMG LLP:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees

Audit Fees	$716,200	$414,800

Audit-Related Fees	82,400	129,382

Tax Fees	325,693	237,149

All Other Fees	—	77,850

Total Fees	$1,124,293	$859,181

      It is the Company’s policy that all fees paid to the registered public accounting firm that performs the independent audit of the Company’s financial statements be pre-approved by the Audit Committee of the Board of Directors.

      All requests for fee pre-approval must first be presented to the General Auditor along with information about the nature of the proposed engagement including the amount of the fee and its timing. If the General Auditor deems the engagement appropriate, he will arrange to have the engagement presented to the Audit Committee for pre-approval. All engagements must be pre-approved by the Audit Committee prior to entering into an agreement for or commencing services.

      Audit fees consisted of fees billed for professional services rendered for the audit of AMERIGROUP’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services rendered for audits of AMERIGROUP’s significant acquisitions and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

      Audit related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

      Tax fees consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

      All other fees consisted of an information risk management control review.

Stockholder Proposals For 2005 Annual Meeting

      Under the rules and regulations of the SEC as currently in effect, any holder of at least $2,000 in market value of our common stock who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in May 2005 must transmit that proposal (along with his name, address, the number of shares of common stock that he holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such common stock through the date of the 2005 meeting) in writing not later than December 13, 2004. Under the Company’s Bylaws, notice of any other stockholder proposal to be made at the 2005 annual meeting of stockholders must be received not less than 60 days nor more than 90 days prior to the one-year anniversary of the 2004 annual meeting. All proposals of stockholders intended to be presented at the next annual meeting must be sent to the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

OTHER MATTERS

      As of the date of this proxy statement, we do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

AMERIGROUP CORPORATION

May 12, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors - Nominees for term ending in 2007:

NOMINEES
☐ FOR ALL NOMINEES	¡	Jeffrey L. McWaters
	¡	Uwe E. Reinhardt, Ph.D.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
☐        ☐           ☐

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS RESOLVED, That the appointment of KPMG LLP as independent auditors for AMERIGROUP Corporation for the year ending December 31, 2004 is hereby ratified.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND THE NOMINEES.

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.

The undersigned Stockholder(s) hereby vote(s) as indicated all of the Shares which he/she/it owned of record at the close of business on March 29, 2004, or as authorized pursuant to a proxy or proxies for such stockholder(s).

Signature of Shareholder __________________   Date: ________________   Signature of Shareholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMERIGROUP CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Stanley F. Baldwin, Esq. and Kathleen K. Toth and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote all common shares of the undersigned in AMERIGROUP Corporation at the Annual Meeting of Shareholders to be held on May 12, 2004 at 10:00 a.m. Eastern time at the Norfolk Waterside Marriott Hotel, Norfolk, Virginia, and at any adjournment thereof, upon all matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. This proxy revokes all prior proxies given by the undersigned.

(Continued and to be signed on the reverse side)